Exhibit 4.2

UNCONDITIONAL GUARANTY

January 30, 2007

Apple REIT Eight, Inc.

814 East Main Street

Richmond, Virginia 23219

(Hereinafter referred to as “Borrower”)

Glade M. Knight

814 East Main Street

Richmond, Virginia 23219

(Hereinafter referred to as “Guarantor”)

Wachovia Bank, National Association

Roanoke, Virginia 24011

(Hereinafter referred to as “Bank”)

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS GUARANTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

To induce Bank to make, extend or renew loans, advances, credit, or other financial accommodations to or for the benefit of Borrower, which are and will be to the direct interest and advantage of the Guarantor, and in consideration of loans, advances, credit, or other financial accommodations made, extended or renewed to or for the benefit of Borrower, which are and will be to the direct interest and advantage of the Guarantor, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Bank and its successors, assigns and affiliates the timely payment and performance of all liabilities and obligations of Borrower to Bank and its affiliates, including, but not limited to, all obligations under any notes, loan agreements, security agreements, letters of credit, instruments, accounts receivable, contracts, drafts, leases, chattel paper, indemnities, acceptances, repurchase agreements, overdrafts, and the Loan Documents, as defined below, and all obligations of Borrower to Bank or any of its affiliates under any swap agreement (as defined in 11 U.S.C. § 101, as in effect from time to time), however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions and renewals thereof, (collectively, the “Guaranteed Obligations”).

Guarantor further covenants and agrees:

GUARANTOR’S LIABILITY. This Guaranty is a continuing and unconditional guaranty of payment and performance and not of collection. The parties to this Guaranty are jointly and severally obligated together with all other parties obligated for the Guaranteed Obligations. This Guaranty does not impose any obligation on Bank to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason must be returned by Bank, and the returned payment shall remain payable as part of the Guaranteed Obligations, all as though such payment had not been made. Except to the extent the provisions of this Guaranty give Bank additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to Bank by Guarantor; and the obligations guaranteed hereby shall be in addition to any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to Bank and other guaranties of the Guaranteed Obligations.

TERMINATION OF GUARANTY. Guarantor may terminate this Guaranty only by written notice, delivered personally to or received by certified or registered United States Mail by an authorized officer of Bank at the address for notices provided herein. Such termination shall be effective only with respect to Guaranteed Obligations arising more than 15 days after the date such written notice is received by said Bank officer. Such termination shall not be effective with respect to Guaranteed Obligations (including any subsequent extensions, modifications or compromises of the Guaranteed Obligations) then existing, or Guaranteed Obligations arising subsequent to receipt by Bank of said notice if such Guaranteed Obligations are a result of Bank’s obligation to make advances pursuant to a commitment, or are based on Borrower’s obligations to make payments pursuant to any swap agreement (as defined in 11 U.S.C. § 101, as in effect from time to time), entered into prior to expiration of the 15 day notice period, or are a result of advances which are necessary for Bank to protect its collateral or otherwise preserve its interests. Termination of this Guaranty by any single Guarantor will not affect the existing and continuing obligations of any other Guarantor hereunder.

CONSENT TO MODIFICATIONS. Guarantor consents and agrees that Bank (and, with respect to swap obligations, its affiliates) may from time to time, in its sole discretion, without affecting, impairing, lessening or releasing the obligations of Guarantor hereunder: (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the departure from terms of the Guaranteed Obligations; (d) permit any change in the business or other dealings and relations of Borrower or any other guarantor with Bank; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by Bank in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to Bank; all in such manner and upon such terms as Bank may deem appropriate, and without notice to or further consent from Guarantor. No invalidity, irregularity, discharge or unenforceability of, or action or omission by Bank relating to any part of the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGEMENTS. Guarantor waives and releases the following rights, demands, and defenses Guarantor may have with respect to Bank (and, with respect to swap obligations, its affiliates) and collection of the Guaranteed Obligations; (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations; (b) any law or statute that requires that Bank (and, with respect to swap obligations, its affiliates) make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations, including any such rights Guarantor might otherwise have had under Va. Code §§ 49-25 and 49-26, et seq., N.C.G.S. §§ 26-7, et seq., Tenn. Code Ann. § 47-12-101, O.C.G.A. § 10-7-24, Mississippi Code Ann. Section 87-5-1, California Civil Code Section §§ 2787 to 2855 inclusive, and any successor statute and any other applicable law; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that Bank or its affiliates preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time, provided that Bank’s obligation to dispose of Collateral in a commercially reasonable manner is not waived hereby; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between Bank, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f)

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. If any of the following occurs, a default (“Default”) under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank’s option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates (“Affiliate” shall have the meaning as defined in 11 U.S.C. § 101, as in effect from time to time, except that the term “Borrower” shall be substituted for the term “Debtor” therein; “Subsidiary” shall mean any business in which Borrower holds, directly or indirectly, a controlling interest). Cessation; Bankruptcy. The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents. Material Capital Structure or Business Alteration. Without prior written consent of Bank, (i) a material alteration in the kind or type of Borrower’s business or that of Borrower’s Subsidiaries or Affiliates, if any; (ii) the sale of substantially all of the business or assets of Borrower, any of Borrower’s Subsidiaries or Affiliates or any guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any of Borrower’s Subsidiaries or Affiliates or any guarantor, or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (iv) should any Borrower or any of Borrower’s Subsidiaries or Affiliates or any guarantor enter into any merger or consolidation. Material Adverse Change. Bank determines in good faith, in its sole discretion, that the prospects for payment or performance of the Obligations are impaired or there has occurred a material adverse change in the business or prospects of Borrower, financial or otherwise.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower’s deposit accounts and investment property without notice. Acceleration upon Default. Accelerate the maturity of this Note and, at Bank’s option, any or all other Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) between Borrower and Bank, or its affiliates, which shall be due in accordance with and governed by the provisions of said swap agreements; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 90 days after the close of each fiscal year, unaudited management-prepared financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. If unaudited statements are required, such statements shall be certified as to their correctness by a principal financial officer of Borrower.

If a Default occurs, the Guaranteed Obligations shall be due immediately and payable without notice, other than Guaranteed Obligations under any swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) with Bank or its affiliates, which shall be due in accordance with and governed by the provisions of said swap agreements, and, Bank and its affiliates may exercise any rights and remedies as provided in this Guaranty and other Loan Documents, or as provided at law or equity. Guarantor shall pay interest on the Guaranteed Obligations from such Default at the highest rate of interest charged on any of the Guaranteed Obligations.

ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION. Guarantor shall pay all of Bank’s and its affiliates’ reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations, including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate, or bankruptcy proceeding.

SUBORDINATION OF OTHER DEBTS. Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by Borrower to Guarantor (“Subordinated Debt”) to any and all obligations of Borrower to Bank or its affiliates now or hereafter existing while this Guaranty is in effect, provided however that Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to Bank and its affiliates have been paid in full on or prior to such date, and (ii) no event or condition which constitutes or which with notice or the lapse or time would constitute an event of default with respect to the Guaranteed Obligations shall be continuing on or as of the payment date; (b) Guarantor will either place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt or deliver such documents to Bank; and (c) except as permitted by this paragraph, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Bank by Guarantor, properly endorsed to the order of Bank, to apply to the Guaranteed Obligations.

MISCELLANEOUS. Assignment. This Guaranty and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank’s interests in and rights under this Guaranty and other Loan Documents are freely assignable, in whole or in part, by Bank. Any assignment shall not release Guarantor from the Guaranteed Obligations. Organization; Powers. Guarantor (i) is (a) an adult individual and is sui juris, or (b) a corporation, general partnership, limited partnership, limited liability company or other legal entity (as indicated below), duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization, (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Loan Document to which it is a party. Applicable Law; Conflict Between Documents. This Guaranty shall be governed by and construed under the laws of the state named in Bank’s address shown above without regard to that state’s conflict of laws principles. If the terms of this Guaranty should conflict with the terms of any commitment letter that survives closing, the terms of this Guaranty shall control. Guarantor’s Accounts. Except as prohibited by law, Guarantor grants Bank and its affiliates a security interest in all of Guarantor’s deposit accounts and investment properties maintained with Bank and its affiliates. Jurisdiction. Guarantor irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank’s address shown above. Severability. If any provision of this Guaranty or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or other Loan Documents. Notices. Any notices to Guarantor shall be sufficiently given if in writing and mailed or delivered to Guarantor’s address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P.O. Box 13327, Roanoke, VA 24040 or Wachovia

Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Guarantor changes Guarantor’s address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address to Bank by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding contract. Guarantor by execution of and Bank by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty. Amendments, Waivers and Remedies. No waivers, amendments or modifications of this Guaranty and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank or its affiliates of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank or its affiliates in exercising any right, power, or privilege granted pursuant to this Guaranty and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. All remedies available to Bank or its affiliates with respect to this Guaranty and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively. Partnerships, If Guarantor is a partnership, the obligations, liabilities and agreements on the part of Guarantor shall remain in full force and effect and fully applicable notwithstanding any changes in the individuals comprising the partnership. The term “Guarantor” includes any altered or successive partnerships, and predecessor partnership(s) and the partners shall not be released from any obligations or liabilities hereunder. Loan Documents. The term “Loan Documents” refers to all documents executed in connection with or related to the Guaranteed Obligations and may include, without limitation, commitment letters that survive closing, loan agreements, other guaranty agreements, security agreements, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, letters of credit and any amendments or supplements (excluding swap agreements as defined in 11 U.S.C §101, as in effect from time to time). LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

FINANCIAL AND OTHER INFORMATION. Guarantor shall deliver to Bank such information as Bank may reasonably from time to time, including without limitation, financial statements and information pertaining to Guarantor’s financial condition. Such information shall be true, complete, and accurate.

NEGATIVE COVENANTS, Guarantor agrees that from the date hereof and until final payment in full of the Guaranteed Obligations, unless Bank shall otherwise consent in writing, Guarantor will not: Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Guarantor or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Guarantor. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock.

PERSONAL FINANCIAL STATEMENTS. Each Guarantor who is an individual shall deliver to Bank annually, within thirteen months of the previous statement date on file with Bank, Guarantor’s financial statement. Said financial statement shall disclose all of Guarantor’s assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and acceptable to Bank, and submitted on a form to be provided by Bank or on such other form acceptable to Bank, signed by Guarantor and certified by Guarantor to Bank to be true, correct and complete.

TAX RETURNS. Guarantor shall deliver to Bank, within 30 days of filing, complete copies of federal and state tax returns, as applicable, together with all schedules thereto, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns. In the event an extension is filed, Guarantor shall deliver a copy of the extension within 30 days of filing.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GUARANTOR BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS GUARANTY. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS GUARANTY.

CONFESSION OF JUDGMENT. Each Guarantor hereby constitutes and appoints John G. Fox, Thomas G. Cooper, Sr. (each of whom is an officer of Bank), and Bank through an officer duly authorized by Bank (any of the foregoing may act), as the true and lawful attorneys-in-fact for them, in any or all of their names, place and stead, and upon the occurrence of a Default in the payment of the Guaranteed Obligations due under this Guaranty, at maturity, or upon acceleration, to confess judgment against them or any of them, in favor of Bank, before the Clerk of the Circuit Court for City of Richmond, Virginia, in accordance with 1950 Code of Virginia, Section 8.01-431 et seq., and any successor statute, for all amounts owed with respect to the Guaranteed Obligations under and pursuant to this Guaranty including, without limitation, all costs of collection and attorneys’ fees in an amount equal to 15% of the Guaranteed Obligations then outstanding (which shall be deemed reasonable attorneys’ fees for the purposes of this paragraph), and court costs, hereby ratifying and confirming the acts of said attorney-in-fact as if done by themselves. Upon request of Bank, each Guarantor will execute an amendment or other agreement substituting attorneys-in-fact appointed to act for each Guarantor hereunder.

IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be duly executed under seal.

/s/ Glade M. Knight	(SEAL)
Glade M. Knight

Commonwealth of Virginia

City of Richmond

Individual Acknowledgement

I certify that Glade M. Knight, a person(s) known to me, appeared before me this day, and being informed of the contents thereof, acknowledged execution of the foregoing instrument.

Witness my hand and official seal, this 30 day of January, 2007.

	Beth Walker	, Notary public
Notary Seal	Beth Walker
(Printed Name of Notary)

My Commission Expires: March 31, 2008

Tracking #: 203880

CAT – Deal # 796341 Facility ID 589784

[SEAL]